Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
The St. Paul Travelers Companies, Inc.:

We consent to the incorporation by reference in the registration statements (SEC File No. 33-24575, No. 33-49273, No. 33-56987, No. 333-01065, No. 333-22329, No. 333-25203, No. 333-28915, No. 333-50941, No. 333-50943, No. 333-67983, No. 333-63114, No. 333-63118, No. 333-65726, No. 333-65728, No. 333-84740, No. 333-107698, No. 333-107699, No. 333-114135, No. 333-117726, No. 333-120998 and No. 333-128026) on Form S-8 and (SEC File No. 333-92466, No. 333-92466-01, No. 333-98525, No. 333-98525-01 and No. 333-130323) on Form S-3 of The St. Paul Travelers Companies, Inc. of our reports dated February 27, 2006, except for Notes 1, 4, 5, 9, and 19 and Schedule III as to which the date is September 29, 2006, with respect to the consolidated balance sheets of The St. Paul Travelers Companies, Inc. and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of income, changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2005, and all related financial statement schedules, which reports appear in The St. Paul Travelers Companies, Inc. Form 8-K filed on September 29, 2006.

/s/	KPMG LLP
KPMG LLP

Minneapolis, Minnesota
September 29, 2006